Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)  Registration Statement (Form S-8 No. 333-152637) pertaining to Xinyuan Real Estate Co., Ltd. 2007 Equity Incentive Plan and 2007 Long Term Incentive Plan,

(2)  Registration Statement (Form S-8 No. 333-198525) pertaining to Xinyuan Real Estate Co., Ltd. 2014 Restricted Stock Unit Plan,

(3)  Registration Statement (Form S-8 No. 333-205371) pertaining to Xinyuan Real Estate Co., Ltd. 2015 Stock Option Plan, and

(4)  Registration Statement (Form S-8 No. 333-239620) pertaining to Xinyuan Real Estate Co., Ltd. 2020 Restricted Stock Unit Plan;

of our reports dated July 29, 2022, with respect to the consolidated financial statements of Xinyuan Real Estate Co., Ltd. and the effectiveness of internal control over financial reporting of Xinyuan Real Estate Co., Ltd. included in this Annual Report (Form 20-F) of Xinyuan Real Estate Co., Ltd. for the year ended December 31, 2023.

/s/ Union Power HK CPA Limited

Union Power HK CPA Limited

Hong Kong

May 15, 2024